AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

BY AND AMONG

DAIRY FRESH FARMS, INC.

AND

GREAT BEAR EXPLORATIONS INC.

DATED

October 23, 2007

This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (the "Agreement") is made and entered into as of October 23, 2007, by and among DAIRY FRESH FARMS, INC., a Nevada corporation (“Parent” or “DYFR”), and Great Bear Explorations Inc.  an Alberta corporation (the “Company” or “GBE”).

RECITALS

A.
The Boards of Directors of Company, Parent believe it is in the best interests of their respective companies and the stockholders of their respective companies that the Company combine into a single company through the statutory merger of GBE with and into the Parent (the “Merger”).

B.
Pursuant to the Merger, among other things, the outstanding shares of Company Common Stock, no par value (“Company Common Stock”), shall be converted into the right to receive shares of Parent Common Stock, $.001 par value (“Parent Common Stock”), at the rate set forth herein.

C.	Company and Parent desire to make certain representations and warranties and other agreements in connection with the Merger.

D.
The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”), and to cause the Merger to qualify as a reorganization under the provisions of Sections 368 of the Code, so that such exchange will constitute a tax-free share exchange under the Code.

NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1

THE MERGER

1.1.
THE MERGER. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement GBE will, upon the filing of the Certificate of Merger (the “Effective Date”), merge with and into the Company, and thereafter the separate existence of GBE will cease. As of the Effective Date, DYFR shall succeed to all of the rights, privileges, powers and property, including, without limitation, all rights, privileges, franchises, patents, trademarks, licenses, registrations, bank accounts, contracts, patents, copyrights and other assets of every kind and description of GBE, and DYFR shall assume all of the obligations and liabilities of GBE, excepting and excluding, (i) the minute books and stock records of GBE insofar as they relate solely to its organization and capitalization, and (ii) the rights of GBE arising out of this Agreement. The Merger will occur in accordance with the Nevada Revised Statutes. DYFR as the surviving corporation after the Merger is hereinafter sometimes referred to as the “Surviving Corporation.”

1.2.
PENDING AND SUBSEQUENT ACTIONS. GBE will cooperate, and will cause its officers, directors and other employees to cooperate, with DYFR on and after the Effective Date (i) in effecting the collection of receivables (if any) and other items owing to GBE and (ii) furnishing financial information for the subsequent two years in Securities and Exchange Commission (“SEC”) qualified audited financial format and other assistance in connection with all actions, proceedings, arrangements or valuations based upon contracts, arrangements or acts of GBE which were in effect or which occurred on or prior to the Merger.

1.3.
CLOSING; EFFECTIVE TIME. The closing of the transactions contemplated hereby (the “Closing”) shall take place as soon as practicable after the satisfaction or waiver of each of the conditions set forth in Article VI hereof or at such other time as the parties hereto agree; however, it is anticipated that the parties will close this transaction on November 15, 2007 (the “Closing Date”). The Closing shall take place at the offices of Parent, or at such other location as the parties hereto agree. Simultaneously with or as soon as practicable following the Closing, the parties hereto shall cause the Merger to be consummated by filing the Certificate of Merger in accordance with the relevant provisions of Alberta Law (the time of such filing being the “Effective Time”).

1.4.
EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Alberta Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Company shall become the debts, liabilities and duties of the Surviving Corporation.

1.5.	CERTIFICATE OF INCORPORATION; BYLAWS.

1.5.1.
At the Effective Time, the Certificate of Incorporation of Surviving Corporation shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Nevada Revised Statutes and such Certificate of Incorporation.

1.5.2.	The Bylaws of Surviving Corporation, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

1.6.
DIRECTORS AND OFFICERS. At the Effective Time, the directors of the Surviving Corporation shall remain as directors of the Surviving Corporation, in each case until their successors are elected or appointed and qualified or until their earlier resignation or removal. The officers of the Surviving Corporation shall remain as officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified or until their earlier resignation or removal.

1.7.	EFFECT ON CAPITAL STOCK. By virtue of the Merger:

1.7.1.
CONVERSION OF COMPANY COMMON STOCK. At the Effective Time, all of the Company Common Stock issued and outstanding immediately prior to the Effective Time will be canceled and extinguished and be converted automatically into the right to receive shares of Parent Common Stock in the aggregate of thirty million (30,000,000) shares of Company Common Stock distributed pro rata to the Company shareholders (the "Exchange Ratio"), subject to any adjustments made pursuant to Section 1.6.5 (the “Merger Consideration”). Each certificate evidencing shares represented by the Merger Consideration issued pursuant to this Section 1.6.1 shall bear the following legend (in addition to any legend required under applicable state securities laws):

"THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE CORPORATION RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE CORPORATION STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT."

1.7.2.
CANCELLATION OF COMPANY COMMON STOCK. At the Effective Time, all shares of Company Common Stock that are owned by Company as treasury stock immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

1.7.3.
COMPANY STOCK OPTIONS, WARRANTS TO PURCHASE COMPANY COMMON STOCK AND CONVERTIBLE NOTES. At the Effective Time, there shall be no options to purchase Company Common Stock outstanding, there shall be no warrants outstanding, there shall be no promissory notes convertible into shares of Company Common Stock outstanding. and there shall be no securities convertible into shares of Company Common Stock outstanding.

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

1.7.4.
ADJUSTMENTS TO EXCHANGE RATIO. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Common Stock occurring after the date hereof and prior to the Effective Time, so as to provide holders of Company Common Stock and Parent the same economic effect as contemplated by this Agreement prior to such stock split, reverse split, stock dividend, reorganization, recapitalization or like change; except for the stock split and debt elimination of Parent as contemplated by this Agreement.

1.7.5.
NO FRACTIONAL SHARES. No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued. Any holder of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, in lieu of such fraction of a share, be rounded up to the nearest whole number of shares of Parent Common Stock.

1.8.	SURRENDER OF CERTIFICATES.

1.8.1.	EXCHANGE AGENT. Parent's transfer agent shall act as exchange agent (the "Exchange Agent") in the Merger.

1.8.2.
PARENT TO PROVIDE COMMON STOCK. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, through such reasonable procedures as Parent may adopt, certificates representing the shares of Parent Common Stock issuable pursuant to Section 1.7.1 in exchange for shares of Company Common Stock outstanding immediately prior to the Effective Time (provided that delivery of any shares that are subject to vesting and/or repurchase rights or other restrictions shall be in book entry form until such vesting and/or repurchase rights or other restrictions lapse).

1.8.3.
EXCHANGE PROCEDURES. Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock, whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates (or book entries in the case of shares that are subject to vesting and/or repurchase rights or other restrictions) representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate (or book entry in the case of shares that are subject to vesting and/or repurchase rights or other restrictions) representing the number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to Section 1.6, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been so converted.

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

1.8.4.
DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 1.8.4) with respect to such shares of Parent Common Stock.

1.8.5.
TRANSFERS OF OWNERSHIP. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

1.8.6.
NO LIABILITY. Notwithstanding anything to the contrary in this Section 1.7, none of the Exchange Agent, the Surviving Corporation, Parent or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law. “Person” herein shall mean any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any Governmental Authority.

1.9.
NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

1.10.
LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock as may be required; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

1.11.	TAX CONSEQUENCES. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code.

1.12.
WITHHOLDING RIGHTS. Parent and the Surviving Corporation shall be entitled to deduct and withhold from the number of shares of Parent Common Stock otherwise deliverable under this Agreement, such amounts as Parent and the Surviving Corporation are required, and Company acknowledges and agrees are required, to deduct and withhold with respect to such delivery and payment under the Code or any provision of state, local, provincial or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to the holder of shares of Company Common Stock in respect of which such deduction and withholding was made by Parent and the Surviving Corporation.

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

1.13.
TERMINATION OF EXCHANGE AGENT FUNDING. Any certificates for shares of Parent Common Stock held by the Exchange Agent which have not been delivered to holders of Certificates pursuant to this Article I within six months after the Effective Time shall promptly be delivered to Parent, and thereafter holders of Certificates who have not theretofore complied with the exchange procedures set forth in and contemplated by Section 1.7 shall thereafter look only to Parent (subject to abandoned property, escheat and similar laws) for their claim for shares of Parent Common Stock and any dividends or distributions (with a record date after the Effective Time) with respect to Parent Common Stock to which they are entitled.

1.14.
TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company, the officers and directors of Company are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF COMPANY

In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any person means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such person and its subsidiaries, taken as a whole. In this Agreement, any reference to a "Material Adverse Effect" with respect to any person means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of such person and its subsidiaries, taken as a whole.

In this Agreement, any reference to a party's "Knowledge" means such party's actual knowledge after reasonable inquiry of executive officers and directors (within the meaning of Rule 405 under the Securities Act of 1933, as amended ("Securities Act")).

Company represents and warrants to Parent as follows:

2.1
ORGANIZATION, STANDING AND POWER. The Company is a corporation duly organized, validly existing and in good standing in Alberta, and no certificate of dissolution has been filed under the laws of its jurisdiction of organization. The Company has the power to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted and is duly authorized and qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Company. Company has delivered or made available to Parent a true and correct copy of the Certificate of Incorporation (the "Company Certificate of Incorporation"), and the Bylaws, or other charter documents, as applicable, of the Company each as amended to date. The Company is not in violation of any of the provisions of its charter or bylaws or equivalent organization documents. The Company has delivered to Parent correct and complete copies of the minute books (containing the records of meetings of the Stockholders, the board of directors and committees of the board of directors). Such minute books accurately reflect in all material respects the matters referenced therein. The Company has also delivered to Parent correct and complete copies of the stock certificate books and the stock record books of the Company and such books and records accurately reflect the matters referenced therein.

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

2.2
CAPITAL STRUCTURE. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Company Certificate of Incorporation or Bylaws of Company or any agreement to which Company is a party or by which it is bound. There are no outstanding subscriptions, options, warrants, rights (including phantom stock or stock appreciation rights), preemptive rights or other contracts, commitments, understandings or arrangements, including any right of conversion or exchange under any outstanding security, instrument or agreement (collectively, referred to as “Company Options”), obligating the Company to issue or sell any shares of capital stock of the Company or to grant, extend or enter into any security, instrument or agreement with respect thereto.

2.3
AUTHORITY. Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Company, subject only to the adoption of this Agreement by Company's stockholders holding a majority of the outstanding shares of Company Common Stock. This Agreement has been duly executed and delivered by Company and constitutes the valid and binding obligation of Company enforceable against Company in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity. The execution and delivery of this Agreement by Company does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Company Certificate of Incorporation or Bylaws of Company, as amended, or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Company in connection with the execution and delivery of this Agreement by Company or the consummation by Company of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger as provided herein.

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

2.4
 GOVERNMENTAL AUTHORIZATION. The Company has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Company currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Company's business or the holding of any such interest ((i) and (ii) herein collectively called "Company Authorizations"), and all of such Company Authorizations are in full force and effect, except where the failure to obtain or have any of such Company Authorizations or where the failure of such Company Authorizations to be in full force and effect would not reasonably be expected to have a Material Adverse Effect on Company.

2.5
 COMPLIANCE WITH LAWS. The Company has complied with and is not in violation of, and have not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as would not be reasonably expected to have a Material Adverse Effect on Company.

2.6
MINUTE BOOKS. The minute books of Company made available to Parent contain a complete and accurate summary of all meetings of directors and stockholders or actions by written consent of Company during the past three years and through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

2.7
COMPLETE COPIES OF MATERIALS. The Company has delivered or made available true and complete copies of each document that has been requested by Parent or its counsel in connection with their legal and accounting review of Company.

2.8
BROKERS' AND FINDERS' FEES. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

2.9
 VOTE REQUIRED. The Company has or will have the affirmative vote of the holders of at least a majority of the shares of Company Common Stock outstanding on the record date set for the meeting of the Company stockholders (the “Company Stockholders Meeting “) and such vote is the only vote of the holders of any of Company's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

2.10
BOARD APPROVAL. The Board of Directors of Company has (i) approved this Agreement and the Merger, (ii) determined that this Agreement and the Merger are advisable and in the best interests of the stockholders of Company and are on terms that are fair to such stockholders and (iii) recommended that the stockholders of Company adopt and approve this Agreement and the consummation of the Merger.

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

2.11
REPRESENTATIONS COMPLETE. None of the representations or warranties made by Company herein or in any Schedule hereto, including the Company Disclosure Schedule, or certificates furnished by Company pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. All projected, forecasted or prospective financial information provided by Company to Parent has been prepared in good faith on the basis of assumptions Company believes are reasonable and supportable.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to the Company as follows:

3.1
ORGANIZATION, STANDING AND POWER. Parent is a corporation duly organized, validly existing and in good standing, and no certificates of dissolution have been filed under the laws of its jurisdiction of organization. Parent has the power to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted and is duly authorized and qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Parent. Parent is not in violation of any of the provisions of their respective charter or bylaws or equivalent organization documents. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such subsidiary, or otherwise obligating Parent to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities, except as disclosed in Parent SEC Documents (as defined in Section 3.4).

3.2
CAPITAL STRUCTURE. The authorized capital stock of Parent consists of 75,000,000 shares of which 23,003,549 are issued and outstanding shares of common stock, $001 par value, and no shares of preferred stock, $001 par value. The shares of Parent Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, and non-assessable, free of any liens or encumbrances imposed by Parent. There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities after the date hereof, except as disclosed in Parent SEC Documents (as defined in Section 3.4). All outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Certificate of Incorporation or Bylaws of Parent or any agreement to which Parent is a party or by which it is bound. There are no contracts, commitments or agreements relating to voting, purchase or sale of Parent's capital stock (i) between or among Parent and any of its stockholders and (ii) to the best of Parent's knowledge, between or among any of Parent's stockholders.

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

3.3
AUTHORITY. Parent has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed and delivered by Parent and constitutes the valid and binding obligations of Parent, enforceable against Parent in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under

3.3.1 any provision of the Certificate of Incorporation or Bylaws of Parent, as amended, or;

3.3.2 any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent in connection with the execution and delivery of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger; (ii) the filing of a Form 8-K with the SEC within 4 days after the Closing Date; (iii) any filings as may be required under applicable state securities laws and the securities laws of any foreign country; and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Parent and would not prevent or materially alter or delay any of the transactions contemplated by this Agreement.

3.4
SEC DOCUMENTS; FINANCIAL STATEMENTS. Parent has made available to the Company a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), Definitive proxy statement, and other documents filed with the SEC by Parent as filed by Parent since January 1, 2001, and, prior to the Effective Time, Parent will have furnished or made available to Company true and complete copies of any additional documents filed with the SEC by Parent prior to the Effective Time (collectively, the "Parent SEC Documents"). The Company acknowledges and agrees that all Parent SEC Documents are available through the EDGAR system. Parent has timely filed all forms, statements and documents required to be filed by it with the SEC. All documents required to be filed as exhibits to the Parent SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those that have expired in accordance with their terms, and Parent is not in default thereunder. As of their respective filing dates, the Parent SEC Documents complied in all respects with the requirements of the Securities Exchange Act of 1934, as amended (“the “Exchange Act”) and the Securities Act, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Parent SEC Document. The financial statements of Parent, including the notes thereto, included in the Parent SEC Documents (the "Parent Financial Statements") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-QSB, as permitted by Form 10-QSB of the SEC). The Parent Financial Statements fairly present the consolidated financial condition and operating results of Parent and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments).

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

3.5
SARBANES-OXLEY ACT OF 2002. There has been no change in Parent accounting policies since December 31, 2006 except as described in the notes to the Parent Financial Statements. Each required form, report and document containing financial statements that has been filed with or submitted to the SEC was accompanied by the certifications required to be filed or submitted by Parent's chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), and at the time of filing or submission of each such certification, such certification was true and accurate and complied with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.

3.6
ABSENCE OF UNDISCLOSED LIABILITIES. Parent has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet included in the most recent Parent SEC Documents Balance Sheet (the "Parent Balance Sheet"), (ii) those incurred in the ordinary course of business and not required to be set forth in the Parent Balance Sheet under GAAP, (iii) those incurred in the ordinary course of business since the Parent Balance Sheet date and not reasonably likely to have a Material Adverse Effect on Parent, and (iv) those incurred in connection with the execution of this Agreement.

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

3.7
RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement, judgment, injunction, order or decree binding upon Parent which has or reasonably could be expected to have the effect of prohibiting or materially impairing any business practice of Parent, any acquisition of property by Parent or the conduct of business by Parent.

3.8
CERTAIN AGREEMENTS AFFECTED BY THE MERGER. Neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will (i) result in any entitlement, payment or benefit (including, without limitation, severance, unemployment compensation, golden parachute, bonus or benefit under any Parent plan or policy or otherwise) becoming due to any current or former director or employee of Parent, (ii) increase the amount of any entitlements, payments or benefits otherwise payable by Parent, or (iii) result in the acceleration of the time of payment or vesting of any such entitlements, payments or benefits.

3.9
INTERESTED PARTY TRANSACTIONS. Parent is not indebted to any director or officer of Parent (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Parent, and there are no other transactions of the type required to be disclosed pursuant to Items 402 or 404 of Regulation S-B under the Securities Act and the Exchange Act.

3.10
COMPLIANCE WITH LAWS. Parent has complied with, and is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as would not be reasonably expected to have a Material Adverse Effect on Parent.

3.11
 BROKERS' AND FINDERS' FEES. Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

3.12
BOARD APPROVAL. The Board of Directors of Parent has (i) approved this Agreement and the Merger, and (ii) approved the issuance of the shares of Parent Common Stock pursuant to this Agreement. The affirmative vote of the Parent's stockholders is not required to approve the Merger.

3.13
STATE TAKEOVER STATUTES. The Board of Directors of Parent has taken all actions necessary so that the restrictions contained in the Nevada Revised Statutes applicable to a "business combination" shall not apply to the execution, delivery or performance of this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement. To Parent's Knowledge, no other "fair practice," "moratorium," "control share acquisition," "business combination," or other state takeover statute or similar statute or regulation applies to Parent, Company, the Merger, or this Agreement.

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

3.14
REPRESENTATIONS COMPLETE. None of the representations or warranties made by Parent herein or in any Schedule hereto, including the Parent Disclosure Schedule, or certificate furnished by Parent pursuant to this Agreement, or the Parent SEC Documents, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. All projected, forecasted or prospective financial information provided by Parent to the Company has been prepared in good faith on the basis of assumptions Parent believes are reasonable and supportable.

ARTICLE IV

CONDUCT PRIOR TO THE EFFECTIVE TIME

4.1
CONDUCT OF BUSINESS. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, each of Parent and Company agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by the other party), to carry on its business in the ordinary course in substantially the same manner as heretofore conducted, to pay and to cause its subsidiaries to pay debts and taxes (subject to funding) when due subject to good faith disputes over such debts or taxes, to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its and its subsidiaries' present business organizations, use its reasonable best efforts consistent with past practice to keep available the services of its present officers and key employees and use its reasonable best efforts consistent with past practice to preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it or its subsidiaries, to the end that its and its subsidiaries' goodwill and ongoing businesses shall be unimpaired at the Effective Time. The Parent and Company agree to promptly notify the other of any material event or occurrence not in the ordinary course of its or its subsidiaries' business, and of any event that would have a Material Adverse Effect on Parent or Company.

4.2
RESTRICTIONS ON CONDUCT OF BUSINESS. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated by this Agreement, each of Parent and Company shall not do, cause or permit any of the following, or allow, without the prior written consent of the other:

4.2.1 CHARTER DOCUMENTS. Cause or permit any amendments to its Certificate of Incorporation or Bylaws;

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

4.2.2 DIVIDENDS; CHANGES IN CAPITAL STOCK. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or its subsidiaries;

4.2.3 STOCK OPTION PLANS, ETC. Take any action to accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans;

4.2.4 MATERIAL CONTRACTS. Enter into any contract or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its contracts, other than in the ordinary course of business consistent with past practice and in no event shall such contract, commitment, amendment, modification or waiver (other than those relating to sales of products or purchases of supplies in the ordinary course) involve the payment by Parent or Company, as applicable, or their respective subsidiaries in excess of $150,000;

4.2.5 ISSUANCE OF SECURITIES. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of its common stock pursuant to the conversion of preferred stock, or exercise of stock options, warrants or other rights therefor outstanding as of the date of this Agreement;

4.2.6 ACCOUNTING POLICIES AND PROCEDURES. Make any change to its accounting methods, principles, policies, procedures or practices, except as may be required by GAAP, Regulation S-X promulgated by the SEC or applicable statutory accounting principles;

4.2.7 OTHER. Take or agree in writing or otherwise to take, any of the actions described in Sections 4.2, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

4.3
NO SOLICITATION BY COMPANY. Company and the officers, directors, employees or other agents of Company (collectively, "Company Representatives") will not, directly or indirectly, (i) take any action to solicit, initiate or encourage or agree to any Company Takeover Proposal ("Company Takeover Proposal" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving Company or the acquisition of 15% or more of the outstanding shares of capital stock of Company, or a significant portion of the assets of Company, other than the transactions contemplated by this Agreement, or (ii) subject to the terms of the immediately following sentence, engage in any discussions or negotiations with, or disclose any nonpublic information relating to the Company to, or afford access to the properties, books or records of the Company, to any person that has advised Company that it may be considering making, or that has made, a Company Takeover Proposal. Notwithstanding the immediately preceding sentence, if, prior to adoption of this Agreement by Company stockholders, an unsolicited written Company Takeover Proposal shall be received by the Board of Directors of Company, then, to the extent the Board of Directors of Company believes in good faith (after advice from its financial advisor and after considering all terms and conditions of such written Company Takeover Proposal, including the likelihood and timing of its consummation) that such Company Takeover Proposal would result in a transaction more favorable to Company's stockholders from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Company Takeover Proposal being referred to in this Agreement as a "Superior Company Proposal") and the Board of Directors of Company determines in good faith after advice from outside legal counsel that it is necessary to do so in order for the Board of Directors of Company to comply with its fiduciary duties to stockholders under applicable law, then Company Representatives may furnish in connection therewith information to the party making such Superior Company Proposal and, subject to the provisions hereof, engage in negotiations with such party, and such actions shall not be considered a breach of this Section 4.3 or any other provisions of this Agreement; provided that in each such event the Company notifies Parent of such determination by the Company Board of Directors and provides Parent with a true and complete copy of the Superior Company Proposal received from such third party, and provides (or has provided) Parent with all documents containing or referring to non-public information of Company that are supplied to such third party; provided, however, that Company provides such non-public information only pursuant to a non-disclosure agreement; and provided further that Company Representatives shall not agree to or endorse any Company Takeover Proposal and the Company Board of Directors shall not withdraw its recommendation of the Merger and adoption of this Agreement unless Company has provided Parent at least three (3) days prior notice of any such intent to agree or endorse such Company Takeover Proposal or to withdraw such recommendation. Company will promptly (and in any event within 24 hours) notify Parent after receipt of any Company Takeover Proposal or any notice that any person is considering making a Company Takeover Proposal or any request for non-public information relating to Company or for access to the properties, books or records of Company by any person that has advised Company that it may be considering making, or that has made, a Company Takeover Proposal, or whose efforts to formulate a Company Takeover Proposal would be assisted thereby (such notice to include the identity of such person or persons), and will keep Parent fully informed of the status and details of any such Company Takeover Proposal notice, request or correspondence or communications related thereto, and shall provide Parent with a true and complete copy of such Company Takeover Proposal notice or any amendment thereto, if it is in writing, or a complete written summary thereof, if it is not in writing. Company shall immediately cease and cause to be terminated all existing discussions or negotiations with any persons conducted heretofore with respect to a Company Takeover Proposal.

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

ARTICLE V

ADDITIONAL AGREEMENTS

5.1
 MEETING OF STOCKHOLDERS. The Company shall promptly after the date hereof take all action necessary in accordance with Alberta Law and its respective Certificate of Incorporation and Bylaws to convene the Company Stockholders Meeting. The Company shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement and the Merger and shall take all other action necessary or advisable to secure the vote or consent of stockholders required to effect the Merger.

5.2
AUDIT. On or prior to 75 days following the Effective Date, Financial Statements of the Company for the years ended December 31, 2005 and December 31, 2006, and the three month periods ended September 30, 2005 and September 30, 2006 shall be delivered to Parent, together with the signed opinion of the Company auditor for the respective periods with respect the Financial Statements of the Company for the years ended December 31, 2005 and December 31, 2006.

5.3
PUBLIC DISCLOSURE. Unless otherwise permitted by this Agreement, Parent and Company shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law, in which case the party proposing to issue such press release or make such public statement or disclosure shall use its commercially reasonable efforts to consult with the other party before issuing such press release or making such public statement or disclosure.

5.4	CONSENTS; COOPERATION.

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

5.4.1 The Parent and Company shall promptly apply for or otherwise seek, and use its reasonable best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger, including those required under the Nevada Revised Statutes. The Company shall use its reasonable best efforts to obtain all necessary consents, waivers and approvals under any of its material contracts in connection with the Merger for the assignment thereof or otherwise. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the Nevada Revised Statutes or any other federal or state antitrust or fair trade law.

5.4.2 Each of Parent and Company shall use its reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under the Delaware Corporate Law, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other Federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws").

5.4.3 Notwithstanding anything to the contrary in Section 5, (i) neither Parent nor the Company shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that would reasonably be expected to have a Material Adverse Effect on Parent or of Parent combined with the Surviving Corporation after the Effective Time.

5.5
LEGAL REQUIREMENTS. Each of Parent and Company will, and will cause their respective subsidiaries to, take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

5.6	INDEMNIFICATION.

5.6.1 After the Effective Time, Parent will fulfill and honor in all respects the obligations of the Company pursuant to the indemnification provisions of Company's Certificate of Incorporation and Bylaws or any indemnification agreement with the Company officers and directors to which Company is a party, in each case in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law. Without limitation of the foregoing, in the event any person so indemnified (an "Indemnified Party") is or becomes involved in any capacity in any action, proceeding or investigation in connection with any matter relating to this Agreement or the transactions contemplated hereby occurring on or prior to the Effective Time, Parent shall, or shall cause the Surviving Corporation to, pay as incurred such Indemnified Party's reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith to the fullest extent permitted by the Nevada Law upon receipt of any undertaking contemplated by Nevada Law. Any Indemnified Party wishing to claim indemnification under this Section upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent and the Surviving Corporation, and shall deliver to Parent and the Surviving Corporation the undertaking contemplated by Nevada Law.

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

5.6.2 To the extent there is any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time) against an Indemnified Party that arises out of or pertains to any action or omission in his or her capacity as director, officer, employee, fiduciary or agent of the Company occurring prior to the Effective Time, or arises out of or pertains to the transactions contemplated by this Agreement for a period lasting until the expiration of two years after the Effective Time (whether arising before or after the Effective Time), in each case for which such Indemnified Party is indemnified under this Section, such Indemnified Party shall be entitled to be represented by counsel, which counsel shall be counsel of Parent (provided that if use of counsel of Parent would be expected under applicable standards of professional conduct to give rise to a conflict between the position of the Indemnified Person and of Parent, the Indemnified Party shall be entitled instead to be represented by counsel selected by the Indemnified Party and reasonably acceptable to Parent) and following the Effective Time the Surviving Corporation and Parent shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received and the Surviving Corporation and Parent will cooperate in the defense of any such matter; provided, however, that neither the Surviving Corporation nor Parent shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided, further, that, in the event that any claim or claims for indemnification are asserted or made prior to the expiration of such two year period, all rights to indemnification in respect to any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm (in addition to local counsel) to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the position of any two or more Indemnified Parties.

5.6.3 The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and representatives.

5.6.4 From and after the Time of Closing, the Parent agrees to defend, indemnify and hold harmless the Company from and against all indemnifiable damages of the Company. For this purpose, “indemnifiable damages” of the Company means the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, reasonable attorneys’ fees and court costs) incurred or suffered by the Company, as a result of or in connection with: (1) any inaccurate representation or warranty made by the Parent in or pursuant to this Agreement, (2) any default in the performance of any of the covenants or agreements made by the Parent in this Agreement, or (3) any failure of the Parent to pay, discharge or perform any of its liabilities, or any asserted liability to the extent resulting from any dispute or claim against Company concerning any of the Excluded Liabilities.

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

5.6.5 After the Effective Date, the Company agrees to defend, indemnify and hold the Parent and their shareholders harmless from and against all indemnifiable damages of the Parent. For this purpose, “indemnifiable damages” of the Parent means the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, reasonable attorneys’ fees and court costs) incurred or suffered by the Parent or their respective shareholders as a result of or in connection with: (1) any inaccurate representation or warranty made by the Company in or pursuant to this Agreement, (2) any default in the performance of any of the covenants or agreements made by the Company in this Agreement, (3) the operation of Company’s business after the Effective Date, or any occurrence, act or omission of the Company or of any shareholder, director, officer, employee, consultant or agent of the Company or Parent which occurs subsequent to the Effective Date, and causes damage to the Parent or its shareholders. The prevailing party in any claim for indemnification shall be entitled to receive reasonable attorneys’ fees and expenses from the non prevailing party.

5.6.6 If any party hereto (the “Indemnitee” or “Indemnified Party”) receives notice of any claim or the commencement of any action or proceeding with respect to which the other party or parties is or may be obligated to provide indemnification (the “Indemnifying Party” or “Indemnitor”), the Indemnitee shall promptly give the Indemnifying Party notice thereof. Such notice shall state the basis for the claim, action or proceeding and the amount thereof (to the extent such amount is determinable at the time when such notice is given) and shall permit the Indemnifying Party to assume the defense of such claim, action or proceeding (including any action or proceeding resulting from any such claim). Failure to give such notice shall not affect the Indemnitee’s right to indemnification unless the Indemnifying Party can demonstrate that such failure has materially prejudiced the Indemnifying Party’s ability to defend the same and then only to such extent. The Indemnifying Party may compromise, to the extent provided below or, at its election, defend, at such Indemnifying Party’s own expense and by such Indemnifying Party’s own counsel, any such matter involving the asserted liability of the Indemnitee. In any event, the Indemnitee, the Indemnifying Party and the Indemnifying Party’s counsel shall cooperate in the compromise of, or defense against, any such asserted liability. So long as the Indemnitor is defending in good faith any such third party claim, the Indemnitee shall not settle or compromise such third party claim. Both the Indemnitee and the Indemnifying Party may participate in the defense of such asserted liability but any Indemnitee participation shall be at its own expense and the Indemnifying Party shall control and make all decisions regarding said defense. Indemnifying Party may settle or compromise any claim without the consent of the Indemnified Party only if no monetary obligation is imposed on the Indemnified Party (which is not reimbursed or paid for by the Indemnitee) and the Indemnified Party by reason thereof is not determined to be in violation of any rule, regulation or law and the Indemnified Party is not thereby subjected to injunctive or other equitable relief. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party such books, records or other documents within its control.

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

5.6.7 In case any event shall occur which would otherwise entitle either party to assert a claim for indemnification hereunder, no loss, damage or expense shall be deemed to have been sustained by such party to the extent (1) of any tax savings realized by such party with respect thereto, or (2) of any proceeds received or which should have been received by such party from any insurance policies with respect thereto.

5.7
TAX TREATMENT. For U.S. federal income tax purposes, it is intended that the Merger qualify as a reorganization within the meaning of the Code, and the parties hereto intend that the transactions contemplated by this Agreement shall constitute a "plan of reorganization" within the meaning of Section 368 of the Code and Treasury Regulations Sections 1.368-2(g) and 1.368-3(a). Parent will report the Merger on its income tax returns in a manner consistent with treatment of the Merger as a Code Section 368(a) reorganization. Neither Parent, the Company nor any of there respective affiliates has taken any action, nor will they take any action, that would prevent or impede the Merger from qualifying as a reorganization under Section 368 of the Code.

5.8
COOPERATION TO SATISFY GOVERNMENT AUTHORITIES. Parent and the Company shall cooperate to promptly address and, to the extent commercially reasonable or practicable, resolve any concerns of any Government Authority in connection with the Merger.

5.9
BOARD OF DIRECTORS. The Board of Directors of Parent will take all actions within its power to cause the Board of Directors of the Surviving Corporation, effective upon the Effective Time, to consist of the current Directors or appointees of the Company. This is not a pre-requisite to the closing of this Agreement.

5.10
BEST EFFORTS AND FURTHER ASSURANCES. Each of the parties to this Agreement shall use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

The Company’s obligation to enter into and complete the Closing is conditioned upon the satisfaction or waiver in writing by the Company, on or before the Closing Date, of all of the following conditions:

6.1
REPRESENTATIONS AND WARRANTIES.  The representations and warranties made by Parent contained in this Merger Agreement, the schedules or exhibits hereto or in any certificate or document delivered to the Company by Parent in connection with the transactions contemplated by this Merger Agreement shall be true in all respects (without giving effect to any materiality qualifications or limitations therein) on and as of the Closing Date with the same effect as though such representations and warranties were made on such date except for such failures to be true and correct which in the aggregate would not reasonably be expected to result in a Material Adverse Effect on Parent.

6.2
PERFORMANCE OF COVENANTS.  Parent shall have performed and complied in all material respects with all of the agreements and covenants required by this Merger Agreement to be performed and complied with by it prior to or on the Closing Date.

6.3	LITIGATION. No injunction shall have been issued by any court or Governmental Authority which restrains or prohibits this Merger Agreement or the consummation of the transactions contemplated hereby.

6.4	ANTITRUST LAWS COMPLIANCE. There is an applicable exemption to rules and regulations of the Antitrust Laws applicable to the transactions contemplated by this Merger Agreement.

6.5	SHAREHOLDER APPROVAL. The Company Shareholder Approval required in connection with the consummation of the Merger shall have been obtained.

6.6	DELIVERY OF DOCUMENTS. There shall have been delivered to the Company the following:

6.6.1	A certificate of Parent, dated the Closing Date, signed by the Chief Executive Officer of Parent to the effect that the conditions specified in Sections 6.1 and 6.2 have been fulfilled; and

6.6.2
A certificate of the Secretary or Assistant Secretary of Parent certifying copies of all requisite corporate resolutions of Parent approving the execution and delivery of this Merger Agreement and the consummation of the transactions contemplated herein and the identification and signature of each officer of Parent executing this Merger Agreement.

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

6.7
MATERIAL CHANGES.  There shall not have been any change that has had or could reasonably be expected to have a Material Adverse Effect on the assets, properties, condition (financial or otherwise), prospects or results of operations of the Parent from the date hereof to the Closing Date, nor shall there exist any condition which could reasonably be expected to result in such a Material Adverse Effect, and there shall have been delivered to Parent a certificate, dated the Closing Date, to such effect signed by an authorized officer of the Parent.

6.8	CERTIFICATE OF MERGER. Prior to the Effective Time, the Certificate of Merger shall be accepted for filing with the government of Alberta.

ARTICLE VII

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF

PARENT

The obligations of Parent to enter into and complete the Closing are conditioned upon the satisfaction or waiver by Parent, on or before the Closing Date, of the following conditions:

7.1
REPRESENTATIONS AND WARRANTIES.  The representations and warranties made by the Company contained in this Merger Agreement, the schedules or exhibits hereto or in any certificate or document delivered to Parent by the Company in connection with the transactions contemplated by this Merger Agreement shall be true in all respects (without giving effect to any materiality qualifications or limitations therein) on and as of the Closing Date with the same effect as though such representations and warranties were made on such date, except (i) as otherwise contemplated by this Merger Agreement and (ii) for such failures to be true and correct which in the aggregate would not reasonably be expected to result in a Material Adverse Effect on the Company.

7.2
PERFORMANCE OF COVENANTS.  The Company shall have performed and complied in all material respects with all of the agreements and covenants required by this Merger Agreement to be performed and complied with by it prior to or on the Closing Date, except as otherwise contemplated by this Merger Agreement.

7.3	LITIGATION. No injunction shall have been issued by any court or Governmental Authority which restrains or prohibits this Merger Agreement or the consummation of the transactions contemplated hereby.

7.4	ANTITRUST LAWS ACT COMPLIANCE. There is an applicable exemption to rules and regulations of the Antitrust Laws Act applicable to the transactions contemplated by this Merger Agreement.

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

7.5	CONSENTS AND APPROVALS. The consents and approvals specified herein shall have been obtained in form and substance satisfactory to Parent in its reasonable discretion.

7.6
MATERIAL CHANGES.  There shall not have been any change that has had or could reasonably be expected to have a Material Adverse Effect on the assets, properties, condition (financial or otherwise), prospects or results of operations of the Company from the date hereof to the Closing Date, nor shall there exist any condition which could reasonably be expected to result in such a Material Adverse Effect, and there shall have been delivered to Parent a certificate, dated the Closing Date, to such effect signed by an authorized officer of the Company.

7.7	SHAREHOLDER APPROVAL. The Company Shareholder Approval required in connection with the consummation of the Merger shall have been obtained.

7.8	DELIVERY OF DOCUMENTS. There shall have been delivered to Parent the following:

7.8.1	a certificate of the Company, dated the Closing Date, signed by its Chief Executive Officer, to the effect that the conditions specified in Sections 7.1 and 7.2 have been fulfilled; and

7.8.2
a certificate of the Secretary of the Company certifying copies of (x) the Certificate of Incorporation and by-laws of the Company; (y) all requisite corporate resolutions of the Company approving the execution and delivery of this Merger Agreement and the consummation of the transactions contemplated herein; and (z) the identification and signature of each officer of the Company executing this Merger Agreement.

ARTICLE VIII

TERMINATION

8.1
TERMINATION EVENTS.  This Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time without prejudice to any other rights or remedies either party may have:

8.1.1	by written agreement, duly authorized by the Boards of Directors of Parent and the Company or in the event the Board of Directors for either Parent or the Company vote against finalizing the Merger;

8.1.2
by Parent or the Company if any Governmental Authority shall have issued an order, decree, injunction or judgment or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order or other action shall have become final and nonappealable;

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

8.1.3
subject to the provisions below, by Parent or the Company if the Effective Time shall not have occurred on or before the 90th day following the date of this Agreement; provided that the right to terminate this Merger Agreement under this Section 8.1.3 shall not be available to any party whose failure to fulfill any obligation under this Merger Agreement has been the cause of, or results in, the failure of the Effective Time to have occurred within such period;

8.1.4	by Parent or the Company by notice to the other if the satisfaction of any condition to the obligations of the terminating party has been rendered impossible;

8.2
EFFECT OF TERMINATION.  In the event this Merger Agreement is terminated pursuant to Section 8.1, all further obligations of the parties hereunder shall terminate. Each party’s right of termination hereunder is in addition to any other rights it may have hereunder or otherwise and the exercise of a right of termination shall not be an election of remedies.

8.3
AMENDMENT.  To the extent permitted by applicable law, this Merger Agreement may be amended by action taken by or on behalf of the respective Boards of Directors of the Company and Parent at any time; provided, however, that, following approval by the Stockholders of the Company, no amendment shall be made. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties hereto.

8.4
WAIVER. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

ARTICLE IX

MISCELLANEOUS

9.1
CAPTIONS AND HEADINGS. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

9.2
NO ORAL CHANGE. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

9.3
GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the laws that might otherwise govern under applicable principles of conflicts of law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within the State of Nevada in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Nevada for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

9.4
PUBLIC ANNOUNCEMENTS.  Subject to any requirement of applicable law or stock exchange listing agreement, all public announcements or similar publicity with respect to this Merger Agreement or the transactions contemplated hereby shall be issued only with the consent of Parent and the Company. Unless consented to by each party hereto in advance prior to the Closing, all parties hereto shall keep the provisions of this Merger Agreement strictly confidential and make no disclosure thereof to any Person, other than such party’s respective legal and financial advisors, subject to the requirements of applicable law or securities exchange regulations.

9.5	SUCCESSORS. This Merger Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

9.6
FURTHER ASSURANCES.  Each of the parties hereto agrees that it will, from time to time after the date of this Merger Agreement, execute and deliver such other certificates, documents and instruments and take such other action as may be reasonably requested by the other party to carry out the actions and transactions contemplated by this Merger Agreement.

9.7
CONFIDENTIALITY.  The Confidentiality Agreement between Parent and the Company is incorporated by reference herein and shall continue in full force and effect in accordance with the terms thereof. In the event of termination or abandonment of the transactions contemplated by this Agreement pursuant to Section 8.1, the Confidentiality Agreement shall continue in full force and effect. The definition of “Confidential Information” contained in the Confidentiality Agreement is hereby amended to include this Agreement, and all information obtained pursuant to of this Agreement.

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

9.8
NOTICES. All notices requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, and by fax, as follows:

If to Parent:

Dairy Fresh Farms Inc.
413 Churchill Avenue N.,
Ottawa, Ontario, Canada K1Z 5C7

With a copy to:

Joseph I. Emas
Attorney at Law
1224 Washington Avenue
Miami Beach, Florida 33139
Telephone: (305) 531-1174

If to the Company:

Great Bear Explorations Inc.
200-638 11th Ave
Calgary, Alberta
Canada T2R 0E2

9.9
NON-WAIVER. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

9.10	TIME OF ESSENCE. Time is of the essence of this Agreement and of each and every provision hereof.

9.11
REMEDIES CUMULATIVE. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

9.12
SEVERABILITY. If any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.13	ENTIRE AGREEMENT. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

9.14
RULES OF CONSTRUCTION. The parties hereto agree that they have been or had the right to be represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

9.15
EXPENSES.  Except as expressly otherwise provided herein, each party shall bear its own expenses incurred in connection with the preparation, execution and performance of this Merger Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants.

9.16
COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

[SIGNATURES ON FOLLOWING PAGE]

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

IN WITNESS WHEREOF, the parties have executed this Merger Agreement as of the date first above written.

PARENT	THE COMPANY

DAIRY FRESH FARMS, INC.	GREAT BEAR EXPLORATIONS INC.

By: _____________________	By: _____________________
Name:	Name:
Title:	Title:

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION